Exhibit 99.1

Blackbaud, Inc. Announces Second Quarter 2011 Results

Announces Third Quarter 2011 Dividend

CHARLESTON, S.C. – August 4, 2011 – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its second quarter ended June 30, 2011.

Marc Chardon, Chief Executive Officer of Blackbaud, stated, “We are very pleased with the company’s financial performance for the second quarter, which was highlighted by revenue and profitability that were above the high-end of our guidance. Market demand remains stable and our general markets and enterprise business units are executing at a high level.”

“Blackbaud continues to reinforce its leadership position at the high-end of the market. In the second quarter, we matched our record first quarter performance, closing five Enterprise CRM deals, and are well on our way to having a record year in this important growth segment of our market. We are increasingly leveraging our product investments and experience in developing best practices for large and complex implementations, as well as what we have learned in working with the hundreds of enterprise customers using our Target Analytics, Target Software and PIDI solutions,” Chardon added. “The strong adoption of our online fundraising solutions, including a record quarter of unit sales from our Sphere and Net Community offerings, particularly in our general markets business unit, continues to drive strong growth in our subscription revenue.”

Blackbaud reported total revenue of $93.4 million for the quarter ended June 30, 2011, an increase of 16% compared to $80.7 million for the second quarter of 2010. Income from operations and net income, determined in accordance with GAAP, were $13.8 million and $8.9 million, respectively, compared with $11.2 million and $6.8 million, respectively, for the second quarter of 2010. Diluted earnings per share were $0.20 for the quarter ended June 30, 2011, compared with $0.15 in the same period last year.

Non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $19.2 million, an increase of 21% compared to $15.8 million in the same period last year. Non-GAAP net income was $11.8 million for the quarter ended June 30, 2011, an increase of 24% compared to $9.5 million in the same period last year. Non-GAAP diluted earnings per share were $0.27 for the quarter ended June 30, 2011, an increase of 23% compared with $0.22 in the same period last year.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

The Company ended the second quarter with $33.4 million in cash, an increase from $24.1 million at the end of the previous quarter. The company generated $37.8 million in cash from operations for the six months ended June 30, 2011, an increase of 53% compared to the same period last year.

“Blackbaud delivered mid-teens revenue growth for the second consecutive quarter, and we believe the company is well positioned to do the same for the full year 2011,” said Timothy V. Williams, Chief Financial Officer of Blackbaud. “The return to solid services revenue growth is encouraging considering it was particularly hard hit during the economic downturn. In addition, we are very pleased with the growth of our recurring revenue, which has an annualized run rate that is approaching $250 million, including subscription revenue that is now at over $100 million annualized.”

Third Quarter 2011 Dividend and Share Repurchase Program

Blackbaud announced today that its Board of Directors has approved a third quarter dividend of $0.12 per share payable on September 15, 2011, to stockholders of record on August 26, 2011. Additionally, as of June 30, 2011, $50.0 million remained available under the Company’s share repurchase program, which became effective on August 1, 2010.

Conference Call Details

Blackbaud will host a conference call today, August 4, 2011, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results, operations and related matters. To access this call, dial 888-542-1139 (domestic) or 719-325-2474 (international). A replay of this conference call will be available through August 11, 2011, at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 6644079. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website at www.blackbaud.com/investorrelations, and a replay will be archived on the website as well.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 24,000 organizations — including The American Red Cross, Cancer Research UK, Earthjustice, International Fund for Animal Welfare, Lincoln Center, The Salvation Army, The Taft School, Tulsa Community Foundation, Ursinus College, the WGBH Educational Foundation, and Yale University — use one or more Blackbaud products and services for fundraising, constituent relationship management, financial management, website management, direct marketing, education administration, ticketing, business intelligence, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Australia, Canada, Hong Kong, the Netherlands, and the United Kingdom. For more information, visit www.Blackbaud.com.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations and margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense, costs associated with amortization of intangibles arising from business combinations, one-time write-offs or expenses incurred in connection with acquisitions and a gain in connection with the sale of a business.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

Media Contact:

Melanie Mathos

Blackbaud, Inc.

melanie.mathos@Blackbaud.com

843-216-6200 x3307

SOURCE: Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

(in thousands, except share amounts)	June 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$33,397	$27,974
Donor restricted cash	10,836	16,359
Accounts receivable, net of allowance of $2,826 and $2,687 at June 30, 2011 and December 31, 2010, respectively	68,610	59,804
Prepaid expenses and other current assets	29,770	33,847
Deferred tax asset, current portion	5,173	5,164

Total current assets	147,786	143,148
Property and equipment, net	25,558	22,963
Deferred tax asset	39,082	44,639
Goodwill	89,450	76,247
Intangible assets, net	42,229	38,515
Other assets	5,494	2,579

Total assets	$349,599	$328,091

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$13,344	$9,883
Accrued expenses and other current liabilities	27,831	28,322
Donations payable	10,835	16,359
Deferred revenue	146,895	141,149

Total current liabilities	198,905	195,713
Deferred revenue, noncurrent	10,593	6,900
Other noncurrent liabilities	2,605	2,419

Total liabilities	212,103	205,032

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	-	-
Common stock, $0.001 par value; 180,000,000 shares authorized, 53,469,136 and 53,316,280 shares issued at June 30, 2011 and December 31, 2010, respectively	54	53
Additional paid-in capital	167,402	158,419
Treasury stock, at cost; 8,857,378 and 8,842,882 shares at June 30, 2011 and December 31, 2010, respectively	(161,596)	(161,186)
Accumulated other comprehensive loss	(516)	(512)
Retained earnings	132,152	126,285

Total stockholders’ equity	137,496	123,059

Total liabilities and stockholders’ equity	$349,599	$328,091

Blackbaud, Inc.

Consolidated statements of operations

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except share and per share amounts)	2011	2010	2011	2010
Revenue
License fees	$5,097	$6,972	$9,648	$12,139
Subscriptions	25,870	20,386	51,380	39,562
Services	27,976	20,886	52,008	40,975
Maintenance	32,601	30,957	64,434	61,554
Other revenue	1,858	1,470	3,206	2,680

Total revenue	93,402	80,671	180,676	156,910

Cost of revenue
Cost of license fees	1,031	975	1,719	1,592
Cost of subscriptions	10,473	7,616	19,635	14,842
Cost of services	20,176	15,837	39,181	31,753
Cost of maintenance	6,035	5,925	12,286	11,695
Cost of other revenue	1,411	1,333	2,545	2,450

Total cost of revenue	39,126	31,686	75,366	62,332

Gross profit	54,276	48,985	105,310	94,578

Operating expenses
Sales and marketing	19,048	19,023	38,393	35,446
Research and development	12,033	11,710	23,999	22,619
General and administrative	9,176	6,901	18,377	15,298
Amortization	245	196	479	392

Total operating expenses	40,502	37,830	81,248	73,755

Income from operations	13,774	11,155	24,062	20,823
Interest income	45	23	78	43
Interest expense	(60)	(79)	(84)	(125)
Other income (expense), net	216	(185)	285	(182)

Income before provision for income taxes	13,975	10,914	24,341	20,559
Income tax provision	5,047	4,124	7,829	7,817

Net income	$8,928	$6,790	$16,512	$12,742

Earnings per share
Basic	$0.21	$0.16	$0.38	$0.29
Diluted	$0.20	$0.15	$0.38	$0.29
Common shares and equivalents outstanding
Basic weighted average shares	43,447,007	43,260,625	43,399,874	43,347,630
Diluted weighted average shares	44,098,046	44,027,307	44,004,712	44,126,259
Dividends per share	$0.12	$0.11	$0.24	$0.22

Blackbaud, Inc.

Consolidated statements of cash flows

(Unaudited)

	Six months ended June 30,
(in thousands)	2011	2010
Cash flows from operating activities
Net income	$16,512	$12,742
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,107	7,844
Provision for doubtful accounts and sales returns	2,366	702
Stock-based compensation expense	7,326	6,060
Excess tax benefits from stock based compensation	(226)	(1,040)
Deferred taxes	2,453	1,737
Other non-cash adjustments	(617)	(140)
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable	(10,621)	(12,540)
Prepaid expenses and other assets	5,233	1,318
Trade accounts payable	1,355	1,411
Accrued expenses and other liabilities	(3,045)	(3,517)
Donor restricted cash	5,540	5,929
Donations payable	(5,540)	(5,929)
Deferred revenue	9,003	10,109

Net cash provided by operating activities	37,846	24,686

Cash flows from investing activities
Purchase of property and equipment	(7,703)	(6,761)
Purchase of net assets of acquired companies, net of cash acquired	(16,475)	(390)
Purchase of investment	-	(2,000)
Purchase of intangible assets	-	(130)
Proceeds from sale of assets	719	-

Net cash used in investing activities	(23,459)	(9,281)

Cash flows from financing activities
Dividend payments to stockholders	(10,686)	(9,839)
Proceeds from exercise of stock options	1,925	2,980
Excess tax benefits from stock based compensation	226	1,040
Purchase of treasury stock	-	(21,542)
Proceeds from issuance of debt	-	4,000
Payments on debt	-	(1,071)
Payments of deferred financing fees	(767)	-
Payments on capital lease obligations	(25)	(112)

Net cash used in financing activities	(9,327)	(24,544)

Effect of exchange rate on cash and cash equivalents	363	(366)

Net increase (decrease) in cash and cash equivalents	5,423	(9,505)
Cash and cash equivalents, beginning of period	27,974	22,769

Cash and cash equivalents, end of period	$33,397	$13,264

Blackbaud, Inc.

Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share amounts)	2011	2010	2011	2010

GAAP revenue	$93,402	$80,671	$180,676	$156,910

GAAP gross profit	$54,276	$48,985	$105,310	$94,578
Non-GAAP adjustments:
Add: Stock-based compensation expense	810	667	1,611	1,372
Add: Amortization of intangibles from business combinations	1,605	1,540	3,196	3,046

Total Non-GAAP adjustments	2,415	2,207	4,807	4,418

Non-GAAP gross profit	$56,691	$51,192	$110,117	$98,996

Non-GAAP gross margin	61%	63%	61%	63%

GAAP income from operations	$13,774	$11,155	$24,062	$20,823

Non-GAAP adjustments:
Add: Stock-based compensation expense	3,530	2,908	7,326	6,060
Add: Amortization of intangibles from business combinations	1,850	1,736	3,675	3,438
Add: Acquisition-related expenses	-	-	1,054	-
Less: Gain on sale of assets	-	-	(549)	-

Total Non-GAAP adjustments	5,380	4,644	11,506	9,498

Non-GAAP income from operations	$19,154	$15,799	$35,568	$30,321

Non-GAAP operating margin	21%	20%	20%	19%

GAAP net income	$8,928	$6,790	$16,512	$12,742

Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting income from operations	5,380	4,644	11,506	9,498
Add: Tax impact related to Non-GAAP adjustments	(2,501)	(1,943)	(6,152)	(3,905)

Non-GAAP net income	$11,807	$9,491	$21,866	$18,335

Shares used in computing Non-GAAP diluted earnings per share	44,098	44,027	44,005	44,126

Non-GAAP diluted earnings per share	$0.27	$0.22	$0.50	$0.42

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of subscriptions	$225	$75	$327	$167
Cost of services	447	414	904	850
Cost of maintenance	138	178	380	355

Subtotal	810	667	1,611	1,372
Operating expenses
Sales and marketing	272	344	629	705
Research and development	671	704	1,514	1,415
General and administrative	1,777	1,193	3,572	2,568

Subtotal	2,720	2,241	5,715	4,688

Total stock-based compensation expense	$3,530	$2,908	$7,326	$6,060

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$126	$115	$258	$209
Cost of subscriptions	816	760	1,617	1,520
Cost of services	391	341	778	677
Cost of maintenance	253	306	505	603
Cost of other revenue	19	18	38	37

Subtotal	1,605	1,540	3,196	3,046
Operating expenses	245	196	479	392

Total amortization of intangibles from business combinations	$1,850	$1,736	$3,675	$3,438